Filed Pursuant to Rule 424(b)(2)
File No. 333-221324

PRODUCT SUPPLEMENT NO. 1 (To Prospectus Supplement dated January 24, 2018 and Prospectus dated November 3, 2017, as may be amended)

Wells Fargo & Company

Medium-Term Notes, Series S

Equity Index Linked Securities

Upside Participation And Fixed Percentage Buffered Downside

The securities:

•	We may offer from time to time Equity Index Linked Securities, Upside Participation And Fixed Percentage Buffered Downside (the “securities”). The securities will be senior unsecured debt securities of Wells Fargo & Company (“Wells Fargo”) and part of a series entitled “Medium-Term Notes, Series S.” The securities are a type of market linked securities and will be linked to an equity index or a basket of equity indices (referred to herein as a “market measure”). If the applicable market measure is a basket comprised of two or more equity indices, each equity index is referred to herein as a “basket component.” Market linked securities, such as the securities described in this product supplement, are principal-at-risk securities, which means that you may receive less than the original public offering price of the securities (the “original offering price”) at maturity, depending on the performance of the market measure. This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the securities. When we offer the securities, we will provide investors with a pricing supplement (a “pricing supplement”) which will describe the specific terms of that issue of securities. The pricing supplement will identify the market measure that will be used to calculate the return on the securities offered thereby and a description of that market measure will be provided in a separate market measure supplement (a “market measure supplement”) or in the applicable pricing supplement.
•	The securities are designed for investors who seek exposure to the price performance of a specific market measure, with the potential for a positive return at maturity of the securities if the ending level of the market measure, as determined on the calculation day or on the calculation days, as the case may be, prior to the stated maturity date of such issue of securities, is greater than the starting level of the market measure, as determined on the pricing date. You must be willing to forego interest payments on the securities and dividends on the securities underlying the market measure. You must also be willing to accept the risk that the payment per security on the stated maturity date (the “redemption amount”) may be less than the original offering price.
•	All payments on the securities will be subject to the credit risk of Wells Fargo, and you will have no ability to pursue the market measure or the securities included in the market measure for payment. If Wells Fargo defaults on its obligations, you could lose some or all of your investment.
•	You will not receive a fixed amount on the securities at stated maturity. There will be no payments on the securities prior to the stated maturity date. We cannot redeem the securities and you cannot request repayment of the securities prior to the stated maturity date.
•	The applicable pricing supplement may provide that you will receive a minimum return at maturity specified in the applicable pricing supplement if certain conditions are satisfied (the “contingent minimum return”).
•	The amount you receive on the securities at maturity may be subject to a limit specified in the applicable pricing supplement (the “capped value”). If the securities are subject to a capped value, your potential return on the securities will be limited.
•	The securities will not be listed on any securities exchange or automated quotation system.

Payment on the stated maturity date:

•	The redemption amount will be based upon the direction of and percentage change in the level of the market measure from its starting level to its ending level. If the ending level of the market measure:
•	is greater than the starting level, on the stated maturity date you will receive a payment per security equal to the original offering price per security plus an amount equal to the product of (i) the original offering price per security, (ii) the percentage increase in the level of the market measure, and (iii) the participation rate; provided that the payment per security will not be (A) greater than the capped value if the securities are subject to a capped value or (B) less than the original offering price per security plus the contingent minimum return if the securities are subject to a contingent minimum return and the conditions for receiving such contingent minimum return are satisfied;
•	is less than or equal to the starting level, but greater than or equal to a value that reflects a certain percentage of the starting level (the “threshold level”), on the stated maturity date you will receive a payment per security equal to the original offering price per security; provided that the payment per security will not be less than the original offering price per security plus the contingent minimum return if the securities are subject to a contingent minimum return and the conditions for receiving such contingent minimum return are satisfied; or
•	is less than the threshold level, on the stated maturity date you will receive a payment per security equal to the original offering price per security minus an amount equal to the product of (i) the original offering price per security and (ii) the amount by which the ending level is less than the threshold level (expressed as a percentage of the starting level).
•	The participation rate, threshold level, contingent minimum return, if any, and capped value, if any, will be set forth in the applicable pricing supplement.

Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-5 of this product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this product supplement is January 24, 2018.

ABOUT THIS PRODUCT SUPPLEMENT

You should read this product supplement, together with the accompanying prospectus supplement and the prospectus, any applicable market measure supplement and the applicable pricing supplement, which together contain a description of the terms of the securities to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the securities have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this product supplement we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

ESTIMATED VALUE OF THE SECURITIES

The original offering price of each security will include certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price will relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities will include (i) the agent discount, if any, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) will expect to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations will take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations will be reflected in the fact that we will determine the economic terms of the securities based on an assumed funding rate that will generally be lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates will be used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we will use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the applicable final pricing supplement.

Determining the Estimated Value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), will calculate the estimated value of the securities set forth in the applicable pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS will determine an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination will consist of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component will be based on a reference interest rate, determined by WFS as of a date near the time of calculation, that will generally track our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate to be used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we will determine the economic terms of the securities based upon an assumed funding rate that will generally be lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we will value the debt component using a reference interest rate that will generally track our secondary market rates. Because the reference interest rate will generally be higher than the assumed funding rate, using the reference interest rate to value the debt component will generally result in a lower estimated value for the debt component, which we believe will more closely approximate a market valuation of the debt component than if we were to use the assumed funding rate.

WFS will calculate the estimated value of the derivative component based on a proprietary derivative-pricing model, which will generate a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the applicable “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Will Be Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.”

Valuation of the Securities after Issuance

The estimated value of the securities will not be an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the specified period of time following the issue date set forth in the applicable pricing supplement, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities included in the original offering price. Because this portion of the costs will not be fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this specified period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they will not be obligated to do so and will not be required to make a market for the securities. There will be no assurance that a secondary market will develop.

RISK FACTORS

The securities have complex features and your investment in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement and the accompanying market measure supplement (if applicable), prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

Your Investment May Result In A Significant Loss.

We will not repay you a fixed amount on the securities on the stated maturity date. The redemption amount will depend on the direction of and percentage change in the ending level of the market measure relative to the starting level and the other terms of the securities. Because the level of any market measure will be subject to market fluctuations, the redemption amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending level is less than the threshold level, the redemption amount will be less than the original offering price per security and will represent a percentage loss of the original offering price equal to the same percentage by which the ending level is less than the threshold level (expressed as a percentage of the starting level). As a result, you may receive less, and possibly significantly less, than the original offering price per security at maturity even if the level of the market measure is greater than or equal to the starting level or the threshold level at certain points during the term of the securities.

Even if the ending level is greater than the starting level, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this product supplement entitled “United States Federal Tax Considerations.”

If The Securities Are Subject To A Capped Value, Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Market Measure.

If so specified in the applicable pricing supplement, your return on the securities will be subject to a capped value. If your securities are subject to a capped value, the opportunity to participate in the possible increases in the level of the market measure through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, if the participation rate is greater than 100%, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

If The Participation Rate Is Less Than 100%, The Participation Rate Will Not Fully Reflect Any Appreciation Of The Market Measure.

If so specified in the applicable pricing supplement, the redemption amount will be determined by reference to a participation rate that is less than 100%. In such event, you will not fully participate in any appreciation of the market measure and the redemption amount will reflect less than 100% of the appreciation, if any, in the value of the market measure.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the market measure or the securities included in the market measure for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities will include certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price will relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities will include (i) the agent discount, if any, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) will expect to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations will be reflected in the fact that we will determine the economic terms of the securities based on an assumed funding rate that will generally be lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we will use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Will Be Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities will be determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the Estimated Value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the specified period of time following the issue date set forth in the applicable pricing supplement, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities included in the original offering price. Because this portion of the costs will not be fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this specified period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the Securities after Issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the level of the market measure at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value that you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•	Market Measure Performance. The value of the securities prior to maturity will depend substantially on the then-current level of the market measure. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the level of the market measure at such time is less than, equal to or not sufficiently above its starting level.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the market measure changes.

•	Correlation Among Basket Components. If the market measure is a basket, the value of the securities may be affected by changes in the correlation among the basket components. Correlation refers to the extent to which the levels of the basket components tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among basket components may be positive, zero or negative.

•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current level of the market measure. This difference will most likely reflect a discount due to expectations and uncertainty concerning the level of the market measure during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current level of the market measure.

•	Dividend Yields On Securities Included In The Market Measure. The value of the securities may be affected by the dividend yields on securities included in a market measure.

•	Currency Exchange Rates. If the securities are linked to a market measure that includes securities quoted in one or more foreign currencies and the level of the market measure or basket component, as applicable, is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

•	Volatility Of Currency Exchange Rates. If the level of the market measure or a basket component, as applicable, to which the securities are linked is based on the value of the securities included in such market measure or basket component as expressed in a foreign currency, then the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

•	Correlation Between Currency Exchange Rates And The Market Measure. If the level of the market measure or a basket component, as applicable, to which the securities are linked is based on the value of the securities included in such market measure or basket component as expressed in a foreign currency, then the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the applicable market measure.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. If the securities are subject to a capped value, we anticipate that the value of the securities will always be at a discount to the capped value. Furthermore, if the participation rate is less than 100%, the value of the securities prior to the stated maturity date will be affected by the fact that the redemption amount will not fully reflect any appreciation of the market measure. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of the market measure. Because numerous factors will be expected to affect the value of the securities, changes in the level of the market measure may not result in a comparable change in the value of the securities.

If The Securities Are Subject To A Contingent Minimum Return, You Will Only Receive The Contingent Minimum Return If Certain Conditions Are Met.

If so specified in the applicable pricing supplement, you will be entitled to receive a contingent minimum return on your securities at stated maturity if certain conditions are satisfied. Such conditions will be specified in the applicable pricing supplement. If the conditions to receiving a contingent minimum return are not met, you will not be entitled to receive such contingent minimum return and the amount you receive at stated maturity will be based solely on the performance of the market measure, subject to the participation rate, the capped value, if any, and the other terms of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although an agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which an agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Market Measure.

Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the market measure and received the dividends and other payments paid on those securities. This is in part because the redemption amount payable at stated maturity will be determined by reference to the ending level of the market measure, which will be calculated by reference to the prices of the securities in the market measure without taking into consideration the value of dividends and other payments paid on those securities. In addition, the redemption amount will not be greater than any capped value and may be determined by reference to a participation rate that is less than 100%.

Historical Levels Of The Market Measure Should Not Be Taken As An Indication Of The Future Performance Of The Market Measure During The Term Of The Securities.

The trading prices of the securities included in the market measure will determine the redemption amount payable at maturity to you. As a result, it is impossible to predict whether the ending level of the market measure will fall or rise compared to its starting level. Trading prices of the securities included in a market measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical or hypothetical levels of the market measure do not provide an indication of the future performance of the market measure.

Changes That Affect The Market Measure May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of an index sponsor concerning the calculation of the market measure or basket component and the addition, deletion or substitution of securities comprising the market measure or basket component and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the level of the market measure or basket component, as the case may be, and, therefore, may affect the value of the securities and the redemption amount payable at maturity. An index sponsor may discontinue or suspend calculation or dissemination of a market measure or basket component or materially alter the methodology by which it calculates a market measure or basket component. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Market Measure.

Actions by any company whose securities are included in a market measure may have an adverse effect on the price of its security, the ending level and the value of the securities. Unless otherwise disclosed in any applicable market measure supplement or in the applicable pricing supplement, we will not be affiliated with any of the companies included in the market measure. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to the redemption amount to be paid to you at maturity.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of a market measure or basket component. We have derived the information about the index sponsors and the equity indices contained in any applicable market measure supplement and in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the equity indices and the index sponsors. The index sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

If The Market Measure Is A Basket, Changes In The Value Of One Or More Basket Components May Offset Each Other.

For securities linked to a market measure containing two or more basket components, price movements in the basket components may not correlate with each other. Even if the level of one or more of the basket components increases, the level of one or more of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending level of the market measure, increases in the level of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the level of one or more of the other basket components. This may be particularly the case if one or more basket components has a greater weight in the basket than the other basket components. You cannot predict the future performance of any basket components or the market measure as a whole, or whether increases in the levels of any of the basket components will be offset by decreases in the levels of the other basket components, based on their historical performance.

If Your Securities Are Linked To An Equity Index That Includes Non-U.S. Stocks, An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

A non-U.S. equity index includes the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

A non-U.S. index may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The underlying stocks included in a non-U.S. index may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual stock prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of such non-U.S. index which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. If the value of securities included in the market measure or a basket component, as applicable, is quoted in a currency other than U.S. dollars and, as per the market measure or basket component, as applicable, is converted into U.S. dollars or another currency, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

The Stated Maturity Date May Be Postponed In Certain Circumstances.

A calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final postponed calculation day.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent will be our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the closing level of the market measure or each basket component, as applicable, on each calculation day and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on a scheduled calculation day, which may result in postponement of the calculation day; determining the closing level of the market measure or a basket component, as applicable, if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if publication of the market measure or any basket component is discontinued, selecting a successor or, if no successor is available, determining the applicable closing level; and determining whether to adjust the closing level of the market measure or a basket component, as applicable, on any calculation day in the event of certain changes in or modifications to the market measure or any basket component, as applicable. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities will be calculated by our affiliate and will therefore not be an independent third-party valuation. WFS will calculate the estimated value of the securities set forth in the applicable pricing supplement, which will involve discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Will Be Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth in the applicable pricing supplement will not be an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of the market measure. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the market measure, any basket component or the companies whose securities are included in the market measure. This research will be modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the market measure, any basket component or the companies whose securities are included in the market measure could adversely affect the level of the market measure and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the market measure and each basket component, as applicable, from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the market measure, any basket component or the companies whose securities are included in the market measure published on or prior to the pricing date could result in an increase in the level of the market measure or any basket component on the pricing date, which would adversely affect investors in the securities by increasing the level at which such market measure or basket component must close on a calculation day in order for investors in the securities to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the market measure may adversely affect the level of the market measure. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the market measure, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of the market measure and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the market measure. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the market measure. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparty may acquire securities included in the market measure or listed or over-the-counter derivative or synthetic instruments related to the market measure, any basket component or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparty has a long hedge position in any of the securities included in the market measure, or derivative or synthetic instruments related to the market measure, any basket component or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the market measure. These hedging activities could potentially adversely affect the level of the market measure and, therefore, adversely affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the market measure. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the market measure and other instruments relating to the market measure, any basket component or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the securities included in the market measure and, therefore, adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession or any other fees identified in the applicable pricing supplement, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any concession or other fee that the participating dealer receives for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

In addition, in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax, possibly with retroactive effect. Both U.S. and non-U.S. investors should read carefully the section of this product supplement entitled “United States Federal Tax Considerations” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. Investors May Be Subject To Withholding Tax Under Section 871(m) In Respect Of Certain Securities.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to U.S. equities. This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable regulations.

The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of securities may be uncertain. Accordingly, even if we determine that certain securities are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those securities. Moreover, the application of Section 871(m) to a security may be affected if a non-U.S. investor enters into other transactions relating to a market measure. Non-U.S. investors should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

We will not be required to pay any additional amounts in respect of amounts withheld.

DESCRIPTION OF THE SECURITIES

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The specific terms of the securities will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

The securities will not be subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to their stated maturity date.

You will not receive a fixed amount on the securities on the stated maturity date. In addition, if the securities are subject to a capped value, such capped value will limit your potential return on the securities.

Market Measure

The market measure to which a specific issue of securities will be linked will be set forth in the applicable pricing supplement. Information regarding the market measure to which your securities are linked will be provided in any applicable market measure supplement or in the applicable pricing supplement. Each issue of securities will offer the potential for a return at maturity based on the price performance of the market measure, as measured by the percentage change in the ending level relative to the starting level, subject to application of the participation rate and, if applicable, the capped value and/or the contingent minimum return.

Payment on the Stated Maturity Date

General

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the redemption amount, calculated as provided below by the calculation agent. The stated maturity date will be specified in the applicable pricing supplement. If a scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on a day that would otherwise be a calculation day, and such calculation day is postponed so that it falls less than three business days prior to the stated maturity date, the stated maturity date will be postponed to the third business day following the final postponed calculation day, unless otherwise specified in the applicable pricing supplement.

There will be no payment of interest, periodic or otherwise, on the securities.

Redemption Amount

The “redemption amount” per security will equal:

•	if the ending level is greater than the starting level: the original offering price per security plus:

original offering price per security	x	ending level – starting level	x participation rate	;
starting level

provided that if the securities are subject to a capped value, the redemption amount will not be greater than the capped value; and provided further that if the securities are subject to a contingent minimum return and the conditions for receiving such contingent minimum return have been satisfied, the redemption amount will not be less than the original offering price per security plus the contingent minimum return;

•	if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: the original offering price per security; provided that if the securities are subject to a contingent minimum return and the conditions for receiving such contingent minimum return have been satisfied, the redemption amount will not be less than the original offering price per security plus the contingent minimum return; or

•	if the ending level is less than the threshold level:

original offering price per security	minus	original offering price per security	x threshold level – ending level starting level

If the ending level is less than the threshold level, you will receive less, and possibly significantly less, than the original offering price of your securities at maturity.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Certain Definitions

A “basket component” is an equity index included in a market measure that is a basket comprised of two or more equity indices.

A “calculation day(s)” means the day(s) specified in the applicable pricing supplement. If any scheduled calculation day is not a trading day with respect to a market measure that is a single equity index, the calculation day for such market measure will be postponed to the next succeeding day that is a trading day with respect to such market measure and on which another calculation day does not occur or is not deemed to occur. If any scheduled calculation day is not a trading day with respect to any basket component, the calculation day for each basket component will be postponed to the next succeeding day that is a trading day with respect to each basket component and on which another calculation day does not occur or is not deemed to occur. In addition, if a market disruption event occurs or is continuing with respect to the market measure or any basket component, as the case may be, on any day that would otherwise be a calculation day, the calculation day for such market measure or such basket component is subject to postponement as provided below under “—Postponement of a Calculation Day as a Result of a Market Disruption Event.”

The “capped value,” if any, will be equal to a percentage (in excess of 100%) of the original offering price per security set forth in the applicable pricing supplement.

The “closing level” of an equity index on any trading day for the equity index means the official closing level of the equity index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Postponement of a Calculation Day as a Result of a Market Disruption Event,” “—Adjustments to a Market Measure” and “—Discontinuance of a Market Measure.”

The “contingent minimum return,” if any, will be equal to a percentage of the original offering price per security set forth in the applicable pricing supplement.

The “ending level” of a market measure that is a single equity index will be the closing level of such market measure on the calculation day or the arithmetic average of the closing levels of the market measure on each of the calculation days, as the case may be, as determined by the calculation agent. If the market measure is a basket of two or more equity indices, the ending level will be based on the relative weights of the basket components in the basket and will be calculated in the manner described in the applicable pricing supplement.

The “participation rate” will be expressed as a percentage and set forth in the applicable pricing supplement. The participation rate may be less than 100%. In that event, the redemption amount will reflect less than 100% of the appreciation, if any, in the level of the market measure.

The “starting level” of a market measure that is a single equity index will be the closing level of such market measure on the pricing date as determined by the calculation agent. If the market measure is a basket of two or more equity indices, the starting level will be 100.

The “threshold level” represents a percentage of the starting level (less than 100%) and will be set forth in the applicable pricing supplement.

Definitions of Trading Day and Market Disruption Event and Related Definitions

Definitions Applicable to Equity Indices Other Than Multiple Exchange Indices

The following definitions are applicable to all equity indices, except as set forth below under “—Definitions Applicable to Multiple Exchange Indices.”

A “trading day” with respect to a market measure or any basket component, as the case may be, means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such market measure or such basket component, as the case may be, are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

A “related futures or options exchange” for the market measure or any basket component, as the case may be, means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such market measure or basket component.

The “relevant stock exchange” for any security underlying the market measure or any basket component, as the case may be, means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

A “market disruption event” means, with respect to a market measure or any basket component, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the equity index or any successor equity index (as defined below) at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the equity index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the equity index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the equity index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the equity index or any successor equity index are traded or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the equity index or successor equity index or any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a market measure or any basket component:

(1)	the relevant percentage contribution of a security to the level of the equity index or any successor equity index will be based on a comparison of (x) the portion of the level of the equity index or successor equity index attributable to that security and (y) the overall level of such equity index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for the equity index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such equity index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such equity index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such equity index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the equity index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for the equity index or any successor equity index on which each relevant stock exchange for the securities underlying the equity index or any successor equity index and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

Definitions Applicable to Multiple Exchange Indices

The following definitions are applicable to multiple exchange indices. The “multiple exchange indices” are the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, the EURO STOXX 50® Index and any other equity index designated as a multiple exchange index in the applicable pricing supplement.

A “trading day” with respect to a market measure or any basket component, as the case may be, means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such market measure or such basket component, as the case may be, and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

A “related futures or options exchange” for the market measure or any basket component, as the case may be, means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such market measure or basket component.

The “relevant stock exchange” for any security underlying the market measure or any basket component, as the case may be, means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

A “market disruption event” means, with respect to a market measure or any basket component, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in the equity index or any successor equity index, and the aggregate of all securities included in such equity index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such equity index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to the equity index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such equity index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of the equity index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such equity index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a market measure or any basket component:

(1)	the relevant percentage contribution of a security included in the equity index or any successor equity index to the level of such index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of the equity index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Postponement of a Calculation Day as a Result of a Market Disruption Event

If a market disruption event occurs or is continuing with respect to a market measure that is a single equity index on a calculation day, then:

•	if the ending level is determined on a single calculation day, such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day; or

•

if the ending level is determined on more than one calculation day (that is, the ending level is based on the arithmetic average of the closing levels of the market measure on two or more specified calculation days), such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing and on which another calculation day does not or is not deemed to occur; however, if such first succeeding trading day has not occurred as of the eighth trading day after the final originally scheduled calculation day, that eighth trading day shall be deemed to be the applicable calculation day. If more than one calculation day is postponed to such eighth trading day, then, for purposes of determining the ending level, each calculation day that has been postponed to such eighth trading day will be deemed to occur on such eighth trading day (that is, for purposes of determining the arithmetic average of the closing levels of the market measure on the specified calculation days, the closing level determined on such eighth trading day will be weighted in such arithmetic average based on the number of calculation days deemed to occur on such eighth trading day).

If a calculation day has been postponed eight trading days after the originally scheduled calculation day (or final originally scheduled calculation day, if the ending level is determined on more than one calculation day) and a market disruption event occurs or is continuing with respect to the market measure on such eighth trading day, the calculation agent will determine the closing level of the market measure on such eighth trading day in accordance with the formula for and method of calculating the closing level of the market measure last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) if the market measure is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) if the market measure is a multiple exchange index, the time at which the official closing level of the market measure is calculated and published by the relevant index sponsor) on such date of each security included in the market measure. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) if the market measure or basket component, as applicable, is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) if the market measure or basket component, as applicable, is a multiple exchange index, the time at which the official closing level of the market measure or basket component, as applicable, is calculated and published by the relevant index sponsor.

If a market disruption event occurs or is continuing with respect to a basket component on a calculation day, then:

•	if the ending level is determined on a single calculation day, such calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day; or

•	if the ending level is determined on more than one calculation day (that is, the ending level is based on the weighted arithmetic average of the closing levels of the basket components on two or more specified calculation days), such calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing and on which another calculation day with respect to such basket component does not or is not deemed to occur; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the final originally scheduled calculation day for such basket component, that eighth trading day shall be deemed to be the applicable calculation day. If more than one calculation day for such basket component is postponed to such eighth trading day, then, for purposes of determining the ending level, each calculation day for such basket component that has been postponed to such eighth trading day will be deemed to occur on such eighth trading day (that is, for purposes of determining the arithmetic average of the closing levels of such basket component on the specified calculation days, the closing level determined on such eighth trading day will be weighted in such arithmetic average based on the number of calculation days for such basket component deemed to occur on such eighth trading day).

If a calculation day has been postponed eight trading days for a basket component after the originally scheduled calculation day for such basket component (or final originally scheduled calculation day for such basket component, if the ending level is determined on more than one calculation day) and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will determine the closing level of such basket component on such eighth trading day in accordance with the formula for and method of calculating the closing level of such basket component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) if the basket component is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) if the basket component is a multiple exchange index, the time at which the official closing level of the basket component is calculated and published by the relevant index sponsor) on such date of each security included in such basket component. Notwithstanding a postponement of a calculation day for a particular basket component due to a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event.

Adjustments to a Market Measure

If at any time the method of calculating an equity index, or the closing level thereof, is changed in a material respect, or if an equity index is in any other way modified so that such equity index does not, in the opinion of the calculation agent, fairly represent the level of such equity index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such equity index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an equity index comparable to such equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such equity index with reference to such equity index, as so adjusted. Accordingly, if the method of calculating an equity index is modified so that the level of such equity index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such equity index in order to arrive at a level of such equity index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of a Market Measure

If a sponsor or publisher of an equity index (each, an “index sponsor”) discontinues publication of an equity index to which an issue of securities is linked, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such equity index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the ending level as described above. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an equity index prior to, and the discontinuance is continuing on, any calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the equity index in accordance with the formula for and method of calculating the equity index last in effect prior to the discontinuance, but using only those securities that comprised the equity index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for an equity index, the successor equity index or level will be used as a substitute for that equity index for all purposes, including the purpose of determining whether a market disruption event exists.

If on any calculation day the index sponsor of an equity index fails to calculate and announce the level of the equity index, the calculation agent will calculate a substitute closing level of the equity index in accordance with the formula for and method of calculating the equity index last in effect prior to the failure, but using only those securities that comprised the equity index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Postponement of a Calculation Day as a Result of a Market Disruption Event” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, an equity index to which your securities are linked may adversely affect the value of the securities.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the redemption amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred; see “—Definitions of Trading Day and Market Disruption Event and Related Definitions;”

•	determine if adjustments are required to the closing level of a market measure or basket component under various circumstances; see “—Adjustments to a Market Measure;” and

•	if publication of a market measure or basket component is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing level of the market measure or basket component; see “—Discontinuance of a Market Measure.”

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Events of Default and Acceleration

If an event of default with respect to an issue of securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by such securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein and in the applicable pricing supplement. In the case of an issue of securities with a single calculation day, the redemption amount will be calculated as though the date of acceleration were such calculation day. In the case of an issue of securities with multiple calculation days, the redemption amount will be calculated using the closing level(s) for the market measure or each basket component, as the case may be, ascertained on each of the trading days for such market measure or such basket component, as the case may be, leading up to and including the date of acceleration in such number equal to the number of calculation days scheduled to occur.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “non-ERISA arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“similar laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or non-ERISA arrangement; or

•	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any similar law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities.

It applies to you only if you purchase a security for cash in the initial offering at the original offering price as stated in the applicable pricing supplement and hold the security as a capital asset within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences, or if you are an investor subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	an entity classified as a partnership for U.S. federal income tax purposes; or

•	a taxpayer subject to special tax accounting rules under Section 451(b) of the Code.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

We will not attempt to ascertain whether any issuer of a security that is a component of an index included in the market measure (an “underlying security”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If the issuer of an underlying security were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a non-U.S. holder (as defined below), and in the case of a PFIC if you are a U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying securities and consult your tax adviser regarding the possible consequences to you if an issuer of an underlying security is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare tax on net investment income. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement, in the accompanying prospectus supplement or the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific securities offered thereunder.

Tax Treatment of the Securities

Unless otherwise indicated in the applicable pricing supplement, under current law, we intend to treat the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You generally should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities generally should equal the amount you paid to acquire them. Subject to the discussion in “—Potential Application of Section 1260 of the Code” below, this gain or loss generally should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Possible Taxable Event

In the event of a change in the methodology by which an index included in the market measure is calculated, a change in the components of an index, the designation of a successor index or other similar circumstances resulting in a material change to the market measure, it is possible that the securities could be treated, in whole or part, as terminated and reissued for U.S. federal income tax purposes. In such a case, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities.

Potential Application of Section 1260 of the Code

If a security is linked to a market measure where one of the underlying securities constitutes an equity interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, depending upon the specific terms of the securities it is possible that an investment in the securities will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of a security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held a security, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Unless otherwise indicated in the applicable pricing supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the securities if the securities are linked to a market measure of the type described above.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, “long-term” securities (i.e., securities that mature, after taking into account the last possible date that the securities could be outstanding under their terms, more than one year from the date of their issuance) would be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of accounting for U.S. federal income tax purposes, you would generally be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain recognized on the sale, exchange or retirement of the securities would be treated as ordinary income. If securities that are not “long-term” securities were treated as debt instruments, all or a portion of the gain you recognize on a sale, exchange or retirement of the securities could be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime discussed in “—Potential Application of Section 1260 of the Code” above. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code and the discussions below regarding Section 871(m), FATCA and backup withholding, you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you upon the sale, exchange or retirement of the securities, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a non-U.S. holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussions below regarding Section 871(m) and FATCA, any payment made to you with respect to the security generally should not be subject to U.S. federal income or withholding tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

Possible Withholding Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on certain “dividend equivalents” paid or deemed paid to Non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to “specified equity linked instruments” (“specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“qualified indices”) as well as securities that track such indices (“qualified index securities”).

Although the Section 871(m) regime is effective as of 2017, the regulations and IRS Notice 2017-42 phase in the application of Section 871(m) as follows:

•	For financial instruments issued before 2019, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2019 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

Delta is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the U.S. underlying equity. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the U.S. underlying equity that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the security, i.e., when all material terms have been agreed on, and (ii) the issuance of the security. However, if the time of pricing is more than 14 calendar days before the issuance of the security, the calculation date is the date of the issuance of the security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the issuance of the security. As a result, you should acquire such a security only if you are willing to accept the risk that the security is treated as a specified ELI subject to withholding.

If the terms of a security are subject to a “significant modification,” (for example, upon an event discussed above under “Tax Consequences to U.S. Holders—Possible Taxable Event”), the security generally will be treated as reissued for this purpose at the time of the significant modification, in which case the securities could become specified ELIs at that time.

If a security is a specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the security or upon the date of maturity, lapse or other disposition of the security by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from payments on the security, from proceeds of the retirement or other disposition of the security, or from your other cash or property held by the withholding agent.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of a U.S. underlying equity and the delta; or (ii) in the case of a “complex” contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for a specified ELI issued in 2018 that has a “delta” of one will be calculated in the same manner as (i) above, using a “delta” of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the U.S. underlying equity.

We will not be required to pay any additional amounts in respect of amounts withheld under Section 871(m).

Depending on the terms of a security and whether or not it is issued after 2018, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the security references a qualified index or qualified index security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Prospective purchasers of the securities should consult their tax advisers regarding the potential application of Section 871(m) to a particular security. Our determination is binding on non-U.S. holders, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to securities linked to U.S. equities and their application to a specific issue of securities may be uncertain. Accordingly, even if we determine that certain securities are not specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those securities. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified ELIs subject to Section 871(m) as a general matter. Non-U.S. holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest, dividends or dividend equivalents. If the securities were recharacterized as debt instruments or are subject to Section 871(m), the withholding regime under FATCA would generally apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES TO HOLDERS OF OWNING AND DISPOSING OF SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.